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                                                                    Exhibit 10.6

                                AGENCY AGREEMENT

                                   TOYMAX INC

                                        &

                       TAI NAM INDUSTRIAL COMPANY LIMITED

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This agency agreement dated 1st April, 1997 entered into between Tai Nam industrial Company Limited (hereinafter referred to as the agent) of Units A & B, 3rd Floor, CDW Building, 388 Castle Peak Road, Tsuen Wan, N.T., Hong Kong and Toymax Inc (hereinafier referred to as the principal) whose address is situated at 200 Hicks Street, Westbury, NY 11590, U.S.A.:

Both parties agree to the following terms and conditions of the agreement:-

(1) Tai Nam Industrial Company Limited agreed to act as the purchasing agent of Toymax Inc with effect from the date hereof in consideration of an agency fee calculated at 7% on the gross invoiced value of products purchased by Toymax Inc. The agency fee shall be computed on the basis of the following formula :

      Factory purchase price of the merchandise x 1/0.93 = Agency fee

(2) In consideration of the above agency fee, Tai Nam Industrial Company Limited agreed to provide the following facilities and resources to assist Toymax Inc in the conduct of his business:-

      a. To provide manpower for the co-ordination work of the business including the handling of purchase orders planned for merchandise by Toymax Inc., etc.

      b. To provide manpower for the handling of all shipping documents.

      c. To provide manpower on the handling and clearance of L/C, bills and payments, where applicable.

      d. To provide the manpower on the liaison work with manufacturers and vendors.

      e. To control the quality of the goods by engaging Q.C. staff to carry out quality control inspections in the production line and on the finished goods to ensure quality is in accordance with the agreed specifications and that the product is complying with the required specifications.

      Tai Nam Industrial Company Limited shall designate staffs to take care of transactions covered by this agreement and, in additional, shall employ staff and designate the staff for the handling of the works in association with the above.

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(3)   Toymax Inc shall purchase at FOB Yien Tian prices and the following shipment processing charges shall be responsible by Tai Nam Industrial Company Limited, where applicable:

      a. CFS charges (container freight station charges in respect of inland transportation);

      b. Terminal handling charges;

      c. Document charges from shipping companies, etc.

      In general, all other expenses on the development, testing, purchasing, selling and all other expenses in the maintenance of matters in association with this arrangement shall be responsible and paid for by Toymax Inc.

(4) Toymax Inc shall be responsible for the charges in the making of moulds on new products and all related charges to complete the mould for manufacturing. The moulds shall be the assets of Toymax Inc.

(5) Agency fee to the agent shall be due and payable when the invoice is due under the shipment. Agency fee shall be calculated on individual invoice basis and be included as part of the cost of goods purchased by Toymax Inc.

      In the event that consolidation of merchandise is required, it should be carried out in Hong Kong, except full containers, all inland an local transportation charges before consolidation and shipment shall be responsible by cash individual factory and Tai Nam Industrial Company Limited agrees to be responsible to cover this part of the cost incurred, if any.

(6) Toymax Inc shall be responsible to ensure compliance with all legal and statutory requirements imposed on the business being conducted.

(7) This agreement shall be valid for a period to 31st March, 1998 from the date herein above referred. This agreement shall automatically extended until termination. Each party shall have the right to terminate this agreement by giving the other party three months' written notice in advance.

(8) All disputes and matters require resolution shall be settled in good faith between both parties. Any amendment to this agreement shall be agreed upon and in writing.

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                   TAI NAM INDUSTRIAL CO. LTD.


Signed:            /s/ David Chu Ki Kwan
                   ----------------------------------
                   David Chu Ki Kwan
                   President
                   Tai Nam Industrial Company Limited


Signed:            /s/ Steven Lebensfeld
                   ----------------------------------
                   Toymax Inc.